                                                           Exhibit 12(A)

                   Form of Opinion and Consent of Counsel Supporting Tax Matters and Consequences to Shareholders

                                                      [DATE]

Board of Trustees
American Skandia Trust
One Corporate Drive
Shelton, CT  06484

                  Re:      Plan of Reorganization, dated as of the ___ day of _________, 2001 (the "Plan"), made by American Skandia Trust (the "Trust") on behalf of, inter alia, the AST American
                           Century International Growth Portfolio (the "Acquiring Fund") and the AST American
                           Century International Growth Portfolio II (the "Acquired Fund")
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Ladies and Gentlemen:

                  You have requested our opinion as to certain federal income tax consequences of the reorganization of the Acquired Fund, which consists of: (i) the acquisition, by the Acquiring Fund, of substantially all of the property, assets and goodwill of the Acquired Fund in exchange solely for full and fractional shares of beneficial interest, par value $0.001 per share, of the Acquiring Fund (the "Acquiring Fund
Shares"); (ii) the distribution by the Acquired Fund of the Acquiring Fund Shares to the shareholders of Acquired
Fund in complete liquidation of the Acquired Fund; and (iii) the dissolution of the Acquired Fund as soon as is practicable after the closing date of the Reorganization (the "Reorganization"), all upon and subject to the terms and conditions of the Plan.

                  In rendering our opinion, we have reviewed and relied upon:  (a) the Plan, dated as of
_______________, 2001 made by the Trust on behalf of, inter alia, Acquiring Fund and the Acquired Fund; (b) the proxy materials provided to shareholders of the Acquired Fund in connection with the Special Meeting of
Shareholders of the Acquired Fund held on ________________, 2001 (c) certain representations concerning the
Reorganization made to us by the Trust, acting on behalf of the Acquiring Fund and the Acquired Fund in a letter dated ____________, 2001 (the "Representation Letter"); (d) all other documents, financial and other reports and corporate minutes which we deemed relevant or appropriate;  and (e) such statutes, regulations, rulings and decisions as we deemed material to the rendition of this opinion.  All terms used herein, unless otherwise defined, are used as defined in the Plan.

                  For purposes of this opinion, we have assumed that the Acquired Fund, on the date of the
Reorganization, satisfies, and following the Reorganization, the Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

                  Based on the foregoing, and provided that the Reorganization is carried out in accordance with the applicable laws of the Commonwealth of Massachussetts, the terms of the Plan, and statements in the
Representation Letter, it is our opinion that:

                  1.       The acquisition by the Acquiring Fund of substantially all of the assets of the
Acquired Fund as provided for in the Plan in exchange for the Acquiring Fund Shares, followed by the distribution by the Acquired Fund to its shareholders of the Acquiring Fund Shares in complete liquidation of the Acquired
Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund
and the Acquiring Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the
Code.
                  2.       No gain or loss will be recognized by the Acquired Fund upon the transfer of substantially all of its assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

                  3.       No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of substantially all of the assets of the Acquired Fund in exchange solely for the Acquiring Fund Shares pursuant to
Section 1032(a) of the Code.

                  4.       No gain or loss will be recognized by the Acquired Fund upon the distribution of the
Acquiring Fund Shares to its shareholders pursuant to the plan of liquidation of the Acquired Fund (in pursuance of the Plan) under Section 361(c)(1) of the Code.

                  5.       The basis of the assets of the Acquired Fund received by the Acquiring Fund will be the same as the basis of such assets to the Acquired Fund immediately prior to the exchange pursuant to Section
362(b) of the Code.

                  6.       The holding period of the assets of the Acquired Fund received by the Acquiring Fund will include the period during which such assets were held by the Acquired Fund pursuant to Section 1223(2) of the Code.

                  7.       No gain or loss will be recognized by the shareholders of the Acquired Fund upon the exchange of their shares in the Acquired Fund ("Acquired Fund Shares") for the Acquiring Fund Shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.

                  8.       The basis of the Acquiring Fund Shares received by the shareholders of the Acquired
Fund (including fractional shares to which they may be entitled) will be the same as the basis of the Acquired
Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

                  9.       The holding period of the Acquiring Fund Shares received by the shareholders of the
Acquired Fund (including fractional shares to which they may be entitled) will include the holding period of the
Acquired Fund Shares surrendered in exchange therefor, provided that the Acquired Fund Shares were held as a capital asset on the date of the Reorganization, pursuant to Section 1223(1) of the Code.

                  10.      The Acquiring Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury
Regulations")) the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

                  Our opinion is based upon the Code, the applicable Treasury Regulations promulgated thereunder, the present positions of the Internal Revenue Service (the "Service") as set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

                  Our opinion is conditioned upon the performance by the Acquiring Fund and the Acquired Fund of their undertakings in the Plan and the Representation Letter.

                  Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to any other transaction.  In addition, no opinion is rendered regarding (i)
whether either the Acquired Fund or the Acquiring Fund qualifies as a regulated investment company for federal income tax purposes, (ii) whether either the Acquired Fund or the Acquiring Fund satisfies the diversification requirements of Section 817(h) of the Code, and (iii) whether variable annuity contract owners and variable life insurance policy holders who have allocated their assets to the Acquired Fund possess sufficient indicia of control over the investment to be regarded as the owner of the assets of the Acquired Fund for federal income tax purposes under the principles of Rev. Rul. 81-225, 1981-2 C.B. 12.

                  This opinion is being rendered to the Acquiring Fund and the Acquired Fund, and may be relied upon only by such funds and the shareholders of each.

                                            Very truly yours,

                                            STRADLEY, RONON, STEVENS & YOUNG, LLP

                                            By:
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                                                     Zachary P. Alexander, a Partner